UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of Principal Executive Offices)	(Zip Code)

(619) 596-8600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2019, Pure Bioscience, Inc. (the “Company”) entered into warrants amendments (each a “Warrant Amendment”, and together, the “Warrant Amendments”) with three holders of warrants to purchase the Company’s common stock (“Common Stock”) issued in August 2014 (the “2014 Warrants”). The Warrant Amendments provided (i) for a reduction in the exercise price from $0.75 to $0.35 and (ii) that 2014 Warrants would expire unless otherwise exercised on the date of the Warrant Amendments. In connection with the execution of the Warrant Amendments, on February 19, 2019, the holders exercised the 2014 Warrants to purchase 2,399,999 shares of Common Stock for an aggregate exercise price of approximately $839,999.

Tom Lee, the Company’s Chairman of the Board, and beneficial holder of a 2014 Warrant to purchase 2,133,333 shares of Common Stock, entered into a Warrant Amendment and exercised his 2014 Warrant for an aggregate exercise price of approximately $746,666. Additionally, Dale Okuno, a member of the Company’s Board of Directors, and beneficial holder of a 2014 Warrant to purchase 213,333 shares of Common Stock, entered into a Warrant Amendment and exercised his 2014 Warrant for an aggregate exercise price of approximately $74,666.

The foregoing description of the Warrant Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Amendments, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Warrant Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: February 21, 2019	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer